Exhibit 10.36

THIRD AMENDMENT TO HOTEL MANAGEMENT AGREEMENT

This THIRD AMENDMENT TO HOTEL MANAGEMENT AGREEMENT (this “Third Amendment”) is made and entered as of the 9th day of October, 2020, by and between PLAYA CANA B.V., a private limited liability company organized under the laws of the Netherlands (“Owner”), and ___________________, a company duly organized and legally existing under the laws of the Dominican Republic (as assigned by ___________________ (as defined below), “Operator”).

RECITALS

A.    Owner and ___________________, a limited liability company organized and existing under the laws of Nevis (“___________________”) entered into that certain Hotel Management Agreement, dated as of October 31, 2007, as amended by that certain First Amendment to Hotel Management Agreement dated May 10, 2010, and as further amended by that certain Second Amendment to Hotel Management Agreement dated as of August 12, 2013, as assigned by that certain Assignment Agreement, dated December ___, 2018, by and between ___________________, as assignor, and Operator, as assignee (collectively, as amended and assigned the “Management Agreement”), pursuant to which Operator agreed to manage the Hotel on behalf of Owner.

B    Owner and Operator desire to amend the Management Agreement to extend the Initial Term of the Management Agreement. All capitalized terms referred to in this Third Amendment that are not defined herein shall have the meanings set forth in the Management Agreement.

    NOW THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.Section 2.2 of the Management Agreement is hereby deleted in its entirety and replaced by the following:

Section 2.2    Term. The initial term hereof shall start on the Effective Date and continue up to and including February 28, 2025 (hereinafter referred to as the “Initial Term”) and shall automatically renew for two successive five year terms, provided that any such renewal shall only be effective if Operator has sent Owner’s Representative written notice of such impending renewal at least one hundred and eighty (180) days, but no more than one year, in advance of the expiration of the Initial Term or then-current renewal term, and Owner’s Representative has not thereafter provided Operator with at least ninety (90) days prior written notice of its election to terminate this Agreement at the end of the then current term instead of permitting it to renew. Said Initial Term, with any subsequent renewals or extensions in accordance with the provisions hereof, shall be referred to hereinafter as the “Effective Term.”

2.Except as modified herein, (i) the Management Agreement shall remain unmodified and in full force and effect and (ii) the Management Agreement, and the terms and provisions thereof, are hereby ratified and confirmed. If there is any conflict between this Third Amendment and the Management Agreement, this Third Amendment shall govern and control.

3.This Third Amendment may be executed in counterparts, each of which shall be deemed and original and all of which shall be deemed one and the same instrument.

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    IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.
OPERATOR:
_________________________
a company duly organized and legally existing under the laws of the Dominican Republic
By:
Name:
Title:
OWNER:
PLAYA CANA B.V.,
a company organized under the laws of the Netherlands
Bruce D. Wardinski, as its Managing Director A

_________________________
Bruce D. Wardinski

Playa Hotels & Resorts N.V., as its Managing Director B

_________________________
Name: Bruce D. Wardinski
Title: Executive Director